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EXHIBIT 11 -- STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                                                              Year Ended
                                                                             December 31
(in thousands, except per share data)                              1999             1998          1997
---------------------------------------------------------------------------------------------------------
Basic:
------
Average shares outstanding                                         25,534           25,605         25,046
                                                                 ========         ========       ========


Net Income                                                        $44,150          $39,030        $24,959
                                                                 ========         ========       ========
Per Share Amount                                                  $  1.73          $  1.52        $  1.00
                                                                 ========         ========       ========

Diluted:
--------

Average shares outstanding                                         25,534           25,605         25,046

Net effect of dilutive stock options based
  on the treasury stock method using the
  average market price or quarter end price,
  whichever is greater                                                847            1,016            906
                                                                 --------         --------       --------
          Total Shares Outstanding                                 26,381           26,621         25,952
                                                                 ========         ========       ========
Net Income                                                        $44,150          $39,030        $24,959
                                                                 ========         ========       ========
Per Share Amount                                                  $  1.67          $  1.47        $  0.96
                                                                 ========         ========       ========
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